EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)          Registration Statements (Form S-8, Nos. 333-88012, 333-41871, 333-62380, 333-75263 and 333-136400) pertaining to the 1997 Equity Incentive Plan of MAXIMUS, Inc.,

(2)          Registration Statements (Form S-8, Nos. 333-41867 and 333-122711) pertaining to the 1997 Employee Stock Purchase Plan of MAXIMUS, Inc.,

(3)          Registration Statement (Form S-3, No. 333-75265) pertaining to the resale of stock in connection with the acquisition of Control Software, Inc., and

(4)          Registration Statement (Form S-8, No. 333-41869) pertaining to the 1997 Director Stock Option Plan of MAXIMUS, Inc.,

of our report dated December 10, 2008 (except for Note 14 (a), as to which the date is December 12, 2008), with respect to the consolidated financial statements of MAXIMUS Inc., and our report dated December 10, 2008 with respect to the effectiveness of internal control over financial reporting of MAXIMUS, Inc., included in the Annual Report (Form 10-K) for the year ended September 30, 2008.

/s/ Ernst & Young LLP

McLean, Virginia
December 12, 2008